UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 26, 2015
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2015, The Hershey Company (the “Company”) announced that Patricia A. Little has been appointed to serve as the Company’s Senior Vice President, Chief Financial Officer, effective March 16, 2015. In this role, Ms. Little will oversee the Company’s global finance organization and will serve as the Company’s principal financial officer.

Ms. Little, age 54, joins the Company from Kelly Services, Inc. (“Kelly”), a global workforce solutions leader, where she has served as Executive Vice President and Chief Financial Officer since 2008. Prior to joining Kelly, Ms. Little spent 24 years in various leadership positions with the Ford Motor Company. She currently serves as a director of McCormick & Company, where she chairs the Audit Committee.

As a result of Ms. Little’s hiring, Richard M. McConville, who has been serving as the Company’s interim principal financial officer since January 1, 2015, will resume his responsibilities solely as Vice President, Chief Accounting Officer, effective March 16, 2015.

In connection with her appointment, Ms. Little agreed to an offer letter with the Company (the “Offer Letter”), which provides for the following compensation arrangements: (1) annual base salary of $600,000; (2) participation in the annual incentive program (“One Hershey Incentive Program”) of the Company’s Equity and Incentive Compensation Plan (“EICP”), including a pro-rated award for 2015 based on a target award opportunity equal to 75% of her base salary; (3) participation in the Company’s long-term incentive program (“LTIP”) of the EICP at a level equivalent to 170% of her base salary; (4) a one-time sign on grant of restricted stock units under the EICP valued at $1,665,000 as consideration for equity forfeited from her prior employer, which will vest in 25% increments over a four-year period; and (5) participation in the Company’s Relocation Assistance Program, which generally covers all expenses associated with relocation.

Fifty percent of the 2015 LTIP award opportunity for Ms. Little will be delivered in the form of non-qualified stock options, which will vest in 25% increments over a four-year period. The remaining fifty percent of the 2015 LTIP award opportunity will be delivered in the form of contingent target performance stock units (“PSUs”) for the 2015-2017 PSU performance cycle. The LTIP awards granted to Ms. Little will be subject to the Company’s clawback policies and provisions in place from time to time, and Ms. Little will have five years to comply with the Company’s stock ownership guidelines at a level equal to three times her base salary.

The Offer Letter also provides for participation in the Company’s Executive Benefits Protection Plan 3A, which generally provides two years of severance benefits in the event of termination without cause or with good reason following a change in control or eighteen months of severance benefits in the event of termination without cause or with good reason that does not follow a change in control, as well participation in the Company’s Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”), with an annual Company contribution equal to 12.5% of base salary and One Hershey Incentive Program award. Ms. Little will also be eligible to participate in other compensation programs applicable to the Company’s other executive officers, including the Company’s retirement program, at levels consistent with those provided to all executive officers.

Additional information regarding the Company’s executive compensation programs, including information about the One Hershey Incentive Program, the EICP, and the DC SERP, can be found in the Company’s 2014 proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2015

THE HERSHEY COMPANY

By: /s/ Leslie M. Turner
Leslie M. Turner Senior Vice President, General Counsel and Secretary